UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HOYNE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-2556785 (I.R.S. Employer Identification No.)

810 S. Oak Park Avenue Oak Park, Illinois	60304
(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-288102

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered by Hoyne Bancorp, Inc. (the “Registrant”), reference is made to the sections captioned “Description of Capital Stock of Hoyne Bancorp, Inc. Following the Conversion - Common Stock,” “Management - Management of Hoyne Bancorp, Inc. and Hoyne Savings Bank,” and “Our Dividend Policy” in the prospectus dated September 30, 2025 (the “Prospectus”), filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which sections are hereby incorporated by reference.

For a description of the provisions of the Registrant’s Certificate of Incorporation and Bylaws that may delay, defer or prevent a change in control of the Registrant, reference is made to the sections captioned “Restrictions on Acquisition of Hoyne Bancorp, Inc.” and “Description of Capital Stock of Hoyne Bancorp, Inc. Following the Conversion - Common Stock” in the Prospectus, which sections are incorporated herein by reference.

Item 2. Exhibits.

No.	Description
1.	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-288102)).
2.	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-288102)).
3.	Form of Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-288102)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOYNE BANCORP, INC.

Date: December 3, 2025	By:	/s/ Walter F. Healy
Walter F. Healy
President and Chief Executive Officer